EXHIBIT 99.1

GOPRO ANNOUNCES FOURTH QUARTER AND FULL YEAR 2014 RESULTS

Fourth Quarter Revenue of $634 Million Up 75% vs Q4 2013; Full Year Revenue of $1.4 Billion Up 41% vs. 2013
5.2 Million Capture Devices Shipped in 2014, Up 35% vs. 2013

SAN MATEO, Calif., February 5, 2015 - GoPro, Inc. (NASDAQ: GPRO), maker of the world’s most versatile camera and enabler of some of today's most immersive and engaging content, today announced financial results for its fourth quarter and full year ended December 31, 2014.

“We're feeling good. GoPro was one of the best-selling products this holiday, selling-in an average of 1,000 units per hour for the entire quarter,” said GoPro Founder and CEO, Nicholas Woodman. “With this many new recruits to the GoPro movement, we’re sure to see some incredible content in 2015.”

Summary of Fourth Quarter 2014 GAAP Results:

•	Revenue of $633.9 million, compared to $361.5 million in the fourth quarter of 2013

•	Gross margin of 47.9%, compared to 41.9% in the fourth quarter of 2013

•	Operating income of $173.7 million, compared to $70.6 million in the fourth quarter of 2013

•	Net income attributable to common stockholders of $122.1 million or $0.83 per diluted share, compared to $33.3 million or $0.33 per diluted share in the fourth quarter of 2013

•	Cash, cash equivalents and marketable securities of $422.3 million, compared to $101.4 million at December 31, 2013

GoPro reports gross profit, operating expenses, operating income, net income and diluted net income per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income excludes, where applicable, the effect of stock-based compensation, amortization of acquired intangible assets and the tax impact of these excluded items. Additionally, GoPro reports non-GAAP adjusted EBITDA. A reconciliation of preliminary GAAP financial measures to non-GAAP financial measures, as well as a description of items excluded in the calculation of non-GAAP financial measures including adjusted EBITDA, is presented in the financial statement portion of this release.

Summary of Fourth Quarter Non-GAAP Results:

•	Gross margin of 48.0%, compared to 42.0% in the fourth quarter of 2013

•	Operating income of $193.2 million, compared to $74.4 million in the fourth quarter of 2013

•	Adjusted EBITDA of $202.9, compared to $81.9 million in the fourth quarter of 2013

•	Net income of $144.9 million or $0.99 per diluted share, compared to $46.4 million or $0.33 per diluted share in the fourth quarter of 2013

Fourth Quarter, Full Year 2014 and Recent GoPro Highlights Include:

•	According to NPD data October through December, GoPro capture devices accounted for three of the top five products, including #1, by dollar share in the combined digital camera and camcorder category.

•
Internationally GoPro made significant progress in 2014, including establishing a European Sales and Marketing Headquarters in Munich, Germany, developing in-region product assembly in Brazil, and taking first steps into China by launching with the country’s two largest online retailers, Tmall and JD, as well as other select retailers; in Q4 EMEA and APAC combined revenue grew approximately 70% year-over-year.

•	GoPro shipped 2.4 million capture devices in Q4 and 5.2 million in the full year 2014. GoPro capture devices shipped in Q4 2014 exceeded that of the full year 2012.

•
GoPro App downloads exceeded 2.8 million in Q4 bringing the life to date total to more than 13 million downloads; installs of GoPro Studio exceeded 1.5 million in Q4 with average daily exports of over 30,000.

•	Google reports more than 3.9 years of content was uploaded to YouTube in 2014 with GoPro in the title, 40% above of the 2.8 years posted in 2013.

•	For the full year 2014, videos published on GoPro’s YouTube Channel were up 71%, views were up 84%, and video minutes watched were up more than 140% year-over-year.

•	GoPro released a firmware update enhancing HERO4 cameras with new features including Time Lapse Video, 30/6 Burst Photo and ultra high frame rates for slow-motion playback.

•	Marriott Hotels launched a program at select Caribbean and Latin American resorts offering GoPro HERO4 cameras for guests to use during their stay and to share their experiences.

•
GoPro announced a partnership with Vislink to bring affordable live-broadcast capability to GoPro devices. The new technology was showcased in the NHL All Star Weekend - GoPro’s first agreement with a Big 4 team sports league. Live Broadcast was also featured in ESPN’s coverage of the Winter X Games.

•	GoPro announced an agreement with Roku to bring GoPro content to millions of viewers this spring; GoPro also launched the GoPro Channel App for LG Smart TVs.

Summary of 2014 GAAP Results:

•	Revenue of $1,394.2 million, compared to $985.7 million in 2013

•	Gross margin of 45.0%, compared to 36.7% in 2013

•	Operating income of $187.0 million, or 13.4% of revenue, an increase of $88.3 million year-over-year

Summary of 2014 Non-GAAP Results:

•	Gross margin of 45.1%, compared to 36.9% in 2013

•	Operating income of $259.6 million, or 18.6% of revenue, an increase of $148.9 million year-over-year

•	Adjusted EBITDA of $293.4 million, or 21.0% of revenue, up 119.4% year-over-year

•	Earnings per diluted share of $1.32, up 164.0% from 2013

Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company's financial results.

To listen to the live conference call, please dial toll free (800) 776-9057 or (913) 312-1393, access code 5030065, approximately 15 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the "Events & Presentations" section of the Company's website at http://investor.gopro.com. To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software. The webcast will be recorded and the recording will be available on GoPro’s website, http://investor.gopro.com, approximately two hours after the call and for six months thereafter.

About GoPro, Inc. (NASDAQ: GPRO):
GoPro, Inc. is transforming the way consumers capture, manage, share and enjoy meaningful life experiences. We do this by enabling people to self-capture engaging, immersive photo and video content of themselves participating in their favorite activities. Our customers include some of the world's most active and passionate people. The quality and volume of their shared GoPro content, coupled with their enthusiasm for our brand, virally drives awareness and demand for our products.

What began as an idea to help athletes document themselves engaged in their sport has become a widely adopted solution for people to document themselves engaged in their interests, whatever they may be. From extreme to mainstream, professional to consumer, GoPro has enabled the world to capture and share its passions. And in doing so the world, in turn, is helping GoPro become one of the most exciting and aspirational companies of our time.

For more information, visit www.gopro.com or connect with GoPro on YouTube, Twitter, Facebook, Pinterest or LinkedIn.

GOPRO® and HERO® are trademarks or registered trademarks of GoPro Inc. in the United States and other countries.

Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements regarding future events. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the effects of the highly competitive market in which we operate; our dependence on sales of our capture devices for substantially all of our revenue; our reliance on third-party suppliers, some of which are sole-source suppliers, to provide components for our products; the fact that we do not expect to continue to grow in the future at the same rate as we have in the past, and profitability in recent periods might not be indicative of future performance;  difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; any inability to successfully manage frequent product introductions and transitions; the effects of international business uncertainties; our reliance on our Chief Executive Officer; and other factors detailed in the Risk Factors section of the final prospectus that we filed with the Securities and Exchange Commission in connection with our public offering.  These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein.  GoPro disclaims any obligation to update these forward-looking statements.

# # # # #

Investor Contact:
Peter Salkowski (855) GOPROHD or (855) 467-7643
investor@gopro.com

Media Contact:
Jeff Brown (650) 332-7600 x 9997

GoPro, Inc.
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended
	December 31, 2014	September 30, 2014	December 31, 2013

Revenue	$633,913	$279,971	$361,452
Cost of revenue	330,100	155,932	209,948
Gross profit	303,813	124,039	151,504
Operating expenses:
Research and development	46,074	42,376	25,451
Sales and marketing	61,226	48,109	45,620
General and administrative	22,825	20,097	9,858
Total operating expenses	130,125	110,582	80,929
Operating income	173,688	13,457	70,575
Other expense, net	(1,115)	(1,784)	(2,224)
Income before income taxes	172,573	11,673	68,351
Income tax (benefit) expense	50,313	(2,947)	24,622
Net income	$122,260	$14,620	$43,729

Less: Net income attributable to participating securities - basic	152	36	12,094
Less: Net income attributable to participating securities - diluted	132	35	10,389

Net income attributable to common stockholders - basic	$122,108	$14,584	$31,635
Net income attributable to common stockholders - diluted	$122,128	$14,585	$33,340

Net income per share attributable to common stockholders:
Basic	$0.96	$0.12	$0.39
Diluted	$0.83	$0.10	$0.33

Shares used in computing net income per share attributable to common stockholders:
Basic	126,849	125,713	81,197
Diluted	146,723	145,186	99,621

GoPro, Inc.
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Year ended
	December 31, 2014	December 31, 2013
	(unaudited)
Revenue	$1,394,205	$985,737
Cost of revenue	766,970	623,953
Gross profit	627,235	361,784
Operating expenses:
Research and development	151,852	73,737
Sales and marketing	194,377	157,771
General and administrative	93,971	31,573
Total operating expenses	440,200	263,081
Operating income	187,035	98,703
Other expense, net	(6,060)	(7,374)
Income before income taxes	180,975	91,329
Income tax expense	52,887	30,751
Net income	$128,088	$60,578

Less: Net income attributable to participating securities - basic	16,512	16,727
Less: Net income attributable to participating securities - diluted	14,235	14,418

Net income attributable to common stockholders - basic	$111,576	$43,851
Net income attributable to common stockholders - diluted	$113,853	$46,160

Net income per share attributable to common stockholders:
Basic	$1.07	$0.54
Diluted	$0.92	$0.47

Shares used in computing net income per share attributable to common stockholders:
Basic	104,453	81,018
Diluted	123,630	98,941

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$319,929	$101,410
Marketable securities	102,327	—
Accounts receivable, net	183,992	122,669
Inventory, net	153,026	111,994
Prepaid expenses and other current assets	63,769	21,967
Total current assets	823,043	358,040
Property and equipment, net	41,556	32,111
Intangible assets and goodwill	17,032	17,365
Other long-term assets	36,060	32,155
Total assets	$917,691	$439,671

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$126,240	$126,423
Accrued liabilities	115,775	86,391
Other current liabilities	16,754	27,483
Current portion of long-term debt	—	60,297
Total current liabilities	258,769	300,594
Long-term debt, less current portion	—	53,315
Other long-term liabilities	17,718	13,930
Total liabilities	276,487	367,839

Redeemable convertible preferred stock	—	77,198
Total stockholders’ equity (deficit)	641,204	(5,366)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$917,691	$439,671

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Three Months		Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Operating activities:
Net income	$122,260	$43,729	$128,088	$60,578
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,176	3,526	17,945	12,034
Deferred taxes	(13,112)	(7,055)	(16,920)	(8,129)
Excess tax benefit from stock-based compensation	(53,542)	578	(77,134)	(323)
Stock-based compensation	19,256	3,540	71,399	10,887
Provision for doubtful accounts and inventory obsolescence	1,786	332	5,046	4,745
Other adjustments	257	230	1,865	1,224
Changes in assets and liabilities:
Accounts receivable	(89,989)	(66,579)	(62,294)	(43,117)
Inventories	(37,239)	(7,950)	(45,108)	(55,664)
Prepaid expenses and other assets	(4,475)	(270)	(30,317)	(15,355)
Accounts payable and accrued liabilities	87,029	110,003	98,354	135,197
Deferred revenue	5,783	2,246	5,998	400
Net cash provided by operating activities	$43,190	$82,330	$96,922	$102,477
Investing activities:
Purchases of property and equipment	(4,644)	(3,747)	(27,498)	(18,325)
Purchases of marketable securities, net of maturities	(102,744)	—	(102,744)	—
Proceeds from sale of property and equipment	—	—	288	—
Net cash used in acquisitions	(750)	(2,912)	(3,950)	(2,912)
Net cash used in investing activities	$(108,138)	$(6,659)	$(133,904)	$(21,237)
Financing activities:
Net proceeds from issuance of common stock	97,429	327	301,577	527
Payment of debt issuance costs and deferred public offering costs	(1,283)	(139)	(5,730)	(1,165)
Repayments of debt, net of issuances	—	(21,500)	(114,000)	(16,000)
Excess tax benefit from stock-based compensation	53,542	(578)	77,134	323
Other financing activities	(2,560)	—	(3,480)	—
Net cash provided by (used in) financing activities	$147,128	$(21,890)	$255,501	$(16,315)
Net increase in cash and cash equivalents	$82,180	$53,781	$218,519	$64,925
Cash and cash equivalents:
Beginning of period	$237,749	$47,629	$101,410	$36,485
End of period	$319,929	$101,410	$319,929	$101,410

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(in thousands, except per share data, unaudited)

	Three months ended
	December 31, 2014	September 30, 2014	December 31, 2013

GAAP NET INCOME	$122,260	$14,620	$43,729
Stock-based compensation
Cost of revenue	280	233	160
Research and development	6,154	2,428	1,266
Sales and marketing	4,135	3,225	1,593
General and administrative	8,687	8,027	521
Total stock-based compensation	19,256	13,913	3,540

Amortization of acquisition-related intangible assets
Cost of revenue	221	223	222
Research and development	43	20	16
Sales and marketing	33	33	48
Total amortization of acquisition-related intangible assets	297	276	286
Income tax adjustments	3,085	(10,850)	(1,194)
Non-GAAP NET INCOME	$144,898	$17,959	$46,361

GAAP SHARES FOR DILUTED NET INCOME PER SHARE	146,723	145,186	99,621
Add: preferred shares conversion	—	—	30,523
Add: initial public offering shares	—	—	8,900
Non-GAAP SHARES FOR DILUTED NET INCOME PER SHARE	146,723	145,186	139,044

Non-GAAP diluted net income per share	$0.99	$0.12	$0.33

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(in thousands, except per share data, unaudited)

	Year ended
	December 31, 2014	December 31, 2013

GAAP NET INCOME	$128,088	$60,578
Stock-based compensation
Cost of revenue	835	690
Research and development	11,640	3,003
Sales and marketing	10,428	5,670
General and administrative	48,496	1,524
Total stock-based compensation	71,399	10,887

Amortization of acquisition-related intangible assets
Cost of revenue	888	888
Research and development	103	29
Sales and marketing	142	189
Total amortization of acquisition-related intangible assets	1,133	1,106
Income tax adjustments	(11,707)	(3,745)
Non-GAAP NET INCOME	$188,913	$68,826

GAAP SHARES FOR DILUTED EARNINGS PER SHARE	123,630	98,941
Add: preferred shares conversion	15,136	30,523
Add: initial public offering shares	4,414	8,900
Non-GAAP SHARES FOR DILUTED EARNINGS PER SHARE	143,180	138,364

Non-GAAP diluted net income per share	$1.32	$0.50

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles, or GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, operating expenses, operating income, net income, earnings per share and adjusted EBITDA. These non-GAAP measures are not in accordance with, nor serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures.
In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent stock-based compensation and charges that are primarily driven by discrete events that we do not consider to be directly related to core operating performance. We use non-GAAP measures to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans and for calculating return on investment. In addition, management’s incentive compensation is determined using non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results reviewed by management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•	the comparability of our on-going operating results over the periods presented;

•	the ability to identify trends in our underlying business; and

•	the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.

 The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

•
Stock-based compensation expense relates to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income as we believe their inclusion would hinder our ability to assess core operational performance. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Acquisition-related charges include the amortization of acquired intangible assets primarily consisting of acquired technology, customer relationships, tradenames and covenants not to compete related to our acquisitions. These charges are not factored into our evaluation of potential acquisitions, or of our performance after completion of acquisitions, because they are not related to our core operating performance, and the frequency and amount of such charges vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired.

•
Adjustment for taxes relates to the tax effect of the adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure of non-GAAP net income. We believe that these adjustments provide us with the ability to more clearly view trends in our core operating performance.

•
Adjustment to shares includes the conversion of the redeemable convertible preferred stock into shares of common stock as though the conversion had occurred at the beginning of the period and the initial public offering shares issued July 2014, as if they had been outstanding since the beginning of the period.

Reconciliations of non-GAAP financial measures are set forth below ($ in thousands):

	Three months ended
	December 31, 2014	September 30, 2014	December 31, 2013
GAAP gross profit	$303,813	$124,039	$151,504
Stock-based compensation	280	233	160
Amortization of acquisition-related intangible assets	221	223	222
Non-GAAP gross profit	$304,314	$124,495	$151,886

GAAP gross profit as a % of revenue	47.9%	44.3%	41.9%
Stock-based compensation	0.1	0.1	—
Amortization of acquisition-related intangible assets	—	0.1	0.1
Non-GAAP gross profit as a % of revenue	48.0%	44.5%	42.0%

GAAP operating expenses	$130,125	$110,582	$80,929
Stock-based compensation	(18,976)	(13,680)	(3,380)
Amortization of acquisition-related intangible assets	(76)	(53)	(64)
Non-GAAP operating expenses	$111,073	$96,849	$77,485

GAAP operating income	$173,688	$13,457	$70,575
Stock-based compensation	19,256	13,913	3,540
Amortization of acquisition-related intangible assets	297	276	286
Non-GAAP operating income	$193,241	$27,646	$74,401

GAAP operating income as a % of revenue	27.4%	4.8%	19.5%
Stock-based compensation	3.1	5.0	1.0
Amortization of acquisition-related intangible assets	—	0.1	0.1
Non-GAAP operating income as a % of revenue	30.5%	9.9%	20.6%

Reconciliations of non-GAAP financial measures are set forth below ($ in thousands):

	Year ended
	December 31, 2014	December 31, 2013
GAAP gross profit	$627,235	$361,784
Stock-based compensation	835	690
Amortization of acquisition-related intangible assets	888	888
Non-GAAP gross profit	$628,958	$363,362

GAAP gross profit as a % of revenue	45.0%	36.7%
Stock-based compensation	—	0.1
Amortization of acquisition-related intangible assets	0.1	0.1
Non-GAAP gross profit as a % of revenue	45.1%	36.9%

GAAP operating expenses	$440,200	$263,081
Stock-based compensation	(70,564)	(10,197)
Amortization of acquisition-related intangible assets	(245)	(218)
Non-GAAP operating expenses	$369,391	$252,666

GAAP operating income	$187,035	$98,703
Stock-based compensation	71,399	10,887
Amortization of acquisition-related intangible assets	1,133	1,106
Non-GAAP operating income	$259,567	$110,696

GAAP operating income as a % of revenue	13.4%	10.0%
Stock-based compensation	5.1	1.1
Amortization of acquisition-related intangible assets	0.1	0.1
Non-GAAP operating income as a % of revenue	18.6%	11.2%

Reconciliations of non-GAAP financial measures are set forth below ($ in thousands):

	Three months ended
	December 31, 2014	September 30, 2014	December 31, 2013
GAAP net income	$122,260	$14,620	$43,729
Income tax (benefit) expense	50,313	(2,947)	24,622
Interest income and expense	1,029	1,284	1,889
Depreciation and amortization	5,176	4,781	3,526
POP display amortization	4,820	4,524	4,550
Stock-based compensation	19,256	13,913	3,540
Adjusted EBITDA	$202,854	$36,175	$81,856

	Year ended
	December 31, 2014	December 31, 2013
GAAP net income	$128,088	$60,578
Income tax expense	52,887	30,751
Interest income and expense	5,038	6,018
Depreciation and amortization	17,945	12,034
POP display amortization	18,023	13,458
Stock-based compensation	71,399	10,887
Adjusted EBITDA	$293,380	$133,726